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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASPEN TECHNOLOGY, INC.
Ten Canal Park
Cambridge, Massachusetts 02141

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        We invite you to attend our 2004 annual meeting of stockholders, which is being held as follows:

Date:	Tuesday, December 7, 2004
Time:	3 P.M., Eastern standard time
Location:	Wilmer, Cutler, Pickering, Hale and Dorr LLP Twenty-Sixth Floor 60 State Street Boston, Massachusetts 02109

        At the meeting, we will ask you and our other stockholders to:

    1.
    elect two Class II directors to a three-year term;

    2.
    approve the adoption of our 2004 stock incentive plan; and

    3.
    consider and act upon any other business properly presented at the meeting.

        You may vote on these matters in person, by telephone or by proxy. Unless you are voting by telephone, we ask that you complete and return the enclosed proxy card promptly—whether or not you plan to attend the meeting—in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on October 18, 2004 may vote at the meeting.

By order of the board of directors,

Stephen J. Doyle Secretary
Cambridge, Massachusetts October 28, 2004

PROXY STATEMENT

FOR THE
ASPEN TECHNOLOGY, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

        We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2004 annual meeting of stockholders or any adjournment or postponement of the meeting. The meeting will be held at 3 P.M., Eastern standard time, on Tuesday, December 7, 2004, at the offices of Wilmer, Cutler, Pickering, Hale and Dorr llp, Twenty-Sixth Floor, 60 State Street, Boston, Massachusetts.

  •
  THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

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  THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        Our directors, officers and employees may solicit proxies in person or by mail, telephone, facsimile or electronic mail. We will pay the cost of soliciting these proxies. We expect that the expense of any solicitation will be nominal. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to beneficial owners of those shares. We have not retained the services of any proxy solicitation firm to assist us in this solicitation. In the event we subsequently decide to engage a proxy solicitation firm, we will pay all of the fees and reasonable out-of-pocket expenses incurred by that firm in connection with our solicitation of proxies for the meeting. We expect that those fees would not exceed $15,000.

        We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about November 5, 2004. In this mailing, we are including a copy of our 2004 annual report to stockholders. Our annual report on Form 10-K for the fiscal year ended June 30, 2004 may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

How to Vote

        At the meeting, you are entitled to one vote for each share of common stock, 100 votes for each share of Series D-1 convertible preferred stock and 100 votes for each shares of Series D-2 convertible preferred stock (subject to certain voting limitations contained in our charter) registered in your name at the close of business on October 18, 2004. Only holders of common stock and Series D-2 convertible preferred stock may vote in the general election of our directors as described under "Proposal 1—Election of Class II Directors." The proxy card states the number of shares you are entitled to vote at the meeting.

        You may vote your shares at the meeting in person or by proxy or prior to the meeting by telephone:

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  TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

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  TO VOTE BY TELEPHONE, you must call the toll-free telephone number specified on your proxy card. If you vote by telephone, you should not return your proxy card unless you subsequently decide to amend your vote by proxy.

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  TO VOTE BY PROXY, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in favor of the proposals described in this proxy statement. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Revocability of Proxy

        Even if you vote by telephone or if you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

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  send written notice to Stephen J. Doyle, our Secretary, at our address set forth in the notice appearing before this proxy statement;

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  vote by telephone after the date of your earlier telephonic vote or proxy;

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  send us another signed proxy with a later date; or

  •
  attend the meeting, notify Mr. Doyle that you are present, and then vote in person.

Quorum Required to Transact Business

        At the close of business on October 18, 2004, 42,259,159 shares of common stock, 300,300 shares of Series D-1 convertible preferred stock and 63,064 shares of Series D-2 convertible preferred stock were outstanding. Our by-laws require that shares representing a majority of the votes entitled to be cast by the holders of our common stock and preferred stock outstanding on that date, voting together as a class, be present in person or by proxy at the meeting in order to constitute the quorum to transact business. Shares as to which holders abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (that is, broker non-votes), will be counted in determining whether there is a quorum of stockholders present at the meeting.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Class II Directors

        The first proposal on the agenda for the meeting is the election of David L. McQuillin and Gary E. Haroian to serve as Class II directors for a three-year term beginning at the meeting and ending at our 2007 annual meeting of stockholders.

        Under our by-laws, the board of directors has the authority to fix the number of directors. The number of directors currently is fixed at nine. Our by-laws provide that the board is to be divided into three classes with each class of directors serving for staggered three-year terms. Under our charter, the holders of our Series D-1 convertible preferred stock, which we refer to as the Series D-1 holders, are entitled to designate and elect up to four of our nine directors. Messrs. Donald Casey, Mark Fusco, Douglas A. Kingsley and Michael Pehl are the current designees of the Series D-1 holders serving on our board of directors. The Series D-1 holders may only vote for the election of their director designees and are not entitled to vote with the holders of our common stock and Series D-2 convertible preferred stock in the general election of directors. Mr. Pehl is the designee of the Series D-1 holders who serves as a Class II director and is expected to be to re-elected by the Series D-1 holders for a three-year term beginning at the meeting and ending at our 2007 annual meeting of stockholders. If Mr. Pehl becomes unavailable for election, then the Series D-1 holders shall vote for the election of a substitute. The holders of our Series D-2 convertible preferred stock do not have a separate class vote with respect to the election of directors and instead vote, on an as-converted-to-common basis, with the holders of our common stock in the general election of directors.

        The board has nominated Messrs. Haroian and McQuillin, each of whom is a Class II director standing for re-election. A brief biography of each nominee, including Mr. Pehl, the Series D-1 holders' nominee, as of October 18, 2004, follows. You will find information about their stock holdings on pages 30 to 32.

Nominees in the General Election of Directors

Gary E. Haroian	Mr. Haroian has served as one of our Class II directors since December 2003. Mr. Haroian is currently a consultant to emerging technology companies. From April 2000 to October 2002, Mr. Haroian served in various positions at Bowstreet, Inc., a provider of software application tools, including as chief financial officer, chief operating officer and chief executive officer. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, a network management software company. From 1983 to 1996, Mr. Haroian served in various positions at Stratus Computer, including as chief financial officer, president and chief operating officer and as chief executive officer. Mr. Haroian is a Certified Public Accountant and is a member of the board of directors and chairman of the audit committee of Network Engines, Inc., a provider of server appliance software solutions and Embarcadero Technologies, Inc., a provider of data lifecycle management solutions. Mr. Haroian holds a B.S. in economics and accounting from the University of Massachusetts, Amherst. Mr. Haroian is 52 years old.

David L. McQuillin	Mr. McQuillin has served as one of our Class II directors and as our President and Chief Executive Officer since October 1, 2002. He served as our Executive Vice President, Worldwide Sales and Marketing from June 1997 through September 2002 and as one of our Co-Chief Operating Officers from January 2001 through September 2002. Mr. McQuillin holds a B.S. in Applied Science from Miami University. Mr. McQuillin is 47 years old.

        The two nominees receiving the greatest number of votes cast by the holders of common stock and Series D-2 convertible preferred stock, voting together, will be elected as directors. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of directors.

        If for any reason either of the nominees become unavailable for election, the persons designated in the proxy card may vote the proxy for the election of a substitute. Each of Messrs. Haroian and McQuillin has consented to serve as a director if elected, and we have no reason to believe that either of the nominees will become unavailable for election.

        The board of directors recommends that you vote FOR the election of Messrs. Haroian and McQuillin as Class II directors.

        The affirmative "FOR" vote of the holders of a plurality of the outstanding shares of common stock and Series D-2 convertible preferred stock present or represented by proxy and voting together on Proposal 1 is required for the election of directors.

Nominee of the Series D-1 Holders

Michael Pehl	Mr. Pehl has served as one of our Class II directors since August 2003. Our Series D-1 holders elected Mr. Pehl to our board of directors as one of their designees pursuant to the terms of our charter, as described above. Mr. Pehl has been an operating director of Advent International Corporation, a venture private equity firm, since 2001. From November 1999 to August 2000, Mr. Pehl held various positions, including president, chief operating officer and director, at Razorfish, Inc., a strategic, creative and technology solutions provider for digital businesses. From July 1996 through October 1999, Mr. Pehl was chairman and chief executive officer of International Integration, Inc. (I-Cube), which was acquired by Razorfish. Prior to working at I-Cube, Mr. Pehl was a founder of International Consulting Solutions, an SAP implementation and business process consulting firm. Mr. Pehl also serves as a director of MTI Technology Corporation, a multi-national storage solutions and services company. Mr. Pehl is 42 years old.

        The nominee receiving the greatest number of votes cast by the holders of Series D-1 convertible preferred stock will be elected as a director. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of directors.

        If for any reason Mr. Pehl become unavailable for election, the Series D-1 holders will designate and elect a substitute. Mr. Pehl has consented to serve as a director if elected, and we have no reason to believe that he will become unavailable for election.

Proposal 2: Adoption of 2004 Stock Incentive Plan

Overview

        At the meeting, our stockholders will be asked to approve the adoption of our 2004 stock incentive plan, or the 2004 plan, which provides for the reservation of 4,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) for issuance under the 2004 plan.

        Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. Consequently, on October 6, 2004, the compensation committee of the board approved the 2004 plan, subject to stockholder approval. Up to 4,000,000 shares of common stock, subject to appropriate adjustment in the event of stock splits and other similar events, may be issued pursuant to awards granted under the 2004 plan. As of October 25, 2004, a total of 1,503,124 shares of common stock remained available for issuance under our other existing stock option plans (not including our purchase plans). Approval of the 2004 plan is, therefore, necessary for us to be able to continue granting awards to current and future employees.

Description of the Plan

        The following is a brief summary of the 2004 plan and is qualified in its entirety by reference to the 2004 plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, you may obtain a copy of the 2004 plan from Joshua Young, our director of investor relations, by telephone at (617) 949-1274 or by e-mail to joshua.young@aspentech.com.

  Types of Awards

        The 2004 plan provides for the grant of the following types of awards:

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  incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended,

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  non-statutory stock options,

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  restricted stock awards, and

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  other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 110% of the fair market value of the common stock on the date of grant in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company. Options may not be granted for a term in excess of seven years. The 2004 plan permits the following forms of payment of the exercise price of options:

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  payment by cash, check or in connection with a "cashless exercise" through a broker,

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  surrender of shares of common stock,

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  delivery of a promissory note,

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  any other lawful means, or

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  any combination of these forms of payment.

        In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of another entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or its affiliates. These options may be granted to any person or entity and at any exercise price and on such terms as our board deems appropriate. The 2004 plan does not permit option repricing without the consent of stockholders.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Under the 2004 plan, restricted stock repurchase rights will lapse based upon performance-based criteria, and may not lapse merely by the passage of time.

        Other Stock-Based Awards.    Under the 2004 plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. Restricted stock and other stock-based awards granted under the 2004 plan may not exceed, in the aggregate, 2,000,000 shares of common stock.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the 2004 plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 plan may not exceed 500,000 shares per calendar year.

  Plan Benefits

        As of October 25, 2004, approximately 1,500 persons were eligible to receive awards under the 2004 plan, including our six executive officers and seven non-employee directors. The granting of awards under the 2004 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        On October 25, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $6.81.

  Administration

        The 2004 plan is administered by our board of directors. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 plan and to interpret the provisions of the 2004 plan. Pursuant to the terms of the 2004 plan, our board may delegate authority under the 2004 plan to one or more committees or subcommittees of the board. Our board also has the authority, to the extent permitted by law, to delegate to one or more executive officers the power to grant awards to employees within predetermined guidelines set by our board. In no event may an executive officer with such authority grant options to another of our executive officers. Our board may also provide, at any time, that an award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full.

        Subject to any applicable limitations contained in the 2004 plan, our board of directors or any committee to whom our board delegates authority, as the case may be, selects the recipients of awards and determines:

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  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

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  the exercise price of options (which may not be less than 100% of fair market value of the common stock);

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  the duration of options (which may not exceed 7 years); and

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  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        Our board of directors may not amend or alter the exercise price of any option except in connection with a reorganization event or change in control event, each as further described below. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2004 plan, subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

  Transferability

        Options generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee, except by will or the laws governing descent and distribution or to the extent permitted by our board of directors.

  Adjustments Resulting From Changes in Capitalization

        Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award under the 2004 plan shall be appropriately adjusted to reflect any such event if the board of directors determines in good faith that an adjustment is necessary or appropriate.

        In the event of our proposed liquidation or dissolution, all unexercised options will become immediately exercisable in full at least 10 business days prior to the effective date of such proposed liquidation or dissolution and, upon the effectiveness of such an event, all remaining outstanding options will terminate if not exercised. At the time of grant, our board of directors may, in its discretion, specify the effect of our liquidation or dissolution on outstanding restricted stock.

  Reorganization Events and Change in Control Events

        Options.    Upon the occurrence of a reorganization event (as defined in the 2004 plan), or the signing of an agreement with respect to a reorganization event, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. If the acquiring or succeeding corporation in a reorganization event does not agree to assume, or substitute for, outstanding options, our board of directors will provide that all unexercised options will become exercisable in full prior to the reorganization event and such options, if unexercised, will terminate on the date the reorganization event takes place. If under the terms of the reorganization event holders of common stock received cash for their shares, the board may instead provide for a cash out of the value of any outstanding options less the applicable exercise price. If such reorganization event also constitutes a change in control event (as defined in the 2004 plan) or, if a change in control event occurs by itself, and within one year of the change in control event the option holder's employment with us or our succeeding corporation is terminated by such holder for "good reason" (as defined in the 2004 plan) or is terminated by us or the succeeding corporation without "cause" (as defined in the 2004 plan), all options held by such holder will become immediately exercisable.

        Restricted Stock.    Upon the occurrence of a reorganization event, or the signing of an agreement with respect to a reorganization event, our repurchase and other rights with respect to shares of restricted stock will inure to the benefit of the successor and will apply equally to the cash, securities or other property into which the common stock is then converted.

        If within one year of a change in control event the restricted stock holder's employment with us or the succeeding corporation is terminated by such holder for good reason or is terminated by us or the succeeding corporation without cause, all shares of restricted stock will become immediately free of all restrictions and conditions.

        Other Awards.    Our board of directors may specify at the time of grant of any other award the effect of a reorganization event or change in control on such award.

  Amendment or Termination

        No award may be made under the 2004 plan after October 5, 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2004 plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board after the date of such amendment will become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment has been approved by our stockholders.

        If stockholders do not approve the adoption of the 2004 plan, the 2004 plan will not go into effect, and we will not grant any awards under the 2004 plan. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based award granted under the 2004 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to the Company

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

        The board of directors recommends that the stockholders vote "FOR" Proposal 2 to approve the adoption of the 2004 stock incentive plan, which provides for the reservation of 4,000,000 shares of common stock (subject to appropriate adjustment in the event of stock splits and other similar events) for issuance under the 2004 plan.

        The affirmative "FOR" vote of the holders of a majority of the outstanding shares of common stock and preferred stock present or represented by proxy and entitled to vote at the meeting, voting together as a class, is required for the approval of Proposal 2. We will not count abstentions or broker non-votes when we tabulate votes cast on Proposal 2.

Other Matters

        Neither we nor the board of directors intends to propose any matters at the meeting other than the election of two Class II directors and the approval of the adoption of the 2004 stock incentive plan.

Stockholder Proposals for 2005 Annual Meeting

        A stockholder who intends to present a proposal at the 2005 annual meeting of stockholders for inclusion in our 2005 proxy statement must submit the proposal by June 30, 2005. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to Stephen J. Doyle, our Secretary, at our address set forth on the Notice appearing before this proxy statement.

        In addition, in accordance with our by-laws, a stockholder wishing to bring an item of business before the 2005 annual meeting of stockholders must deliver notice of the item of business to us at our offices no later than 60 days and no earlier than 90 days prior to that meeting, even if the item is not to be included in our proxy statement. If a stockholder who wishes to present a proposal fails to notify us by this date, the proxies our management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.

Important Notice Regarding Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be already "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to or call us at the following address or phone number: Investor Relations, Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141, (617) 949-1000, joshua.young@aspentech.com. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

INFORMATION ABOUT CONTINUING DIRECTORS

Background Information About Directors Continuing in Office

        Our Class I and Class III directors will continue in office following the meeting. The terms of our Class I directors will end at our 2005 annual meeting of stockholders, and the terms of our Class III directors will end at our 2006 annual meeting of stockholders. Brief biographies of these directors, as of October 18, 2004, follow. You will find information about their stock holdings on pages 30 to 32.

Donald P. Casey
Mr. Casey has served as one of our Class III directors since April 2004. Our Series D-1 holders elected Mr. Casey to our board of directors as one of their designees pursuant to the terms of our charter, as described above under the heading "Proposal 1: Election of Class II Directors." Since August 2004, Mr. Casey has served as chairman and chief executive officer of Mazu Networks, Inc., a network security software company. From April 2001 to August 2004, Mr. Casey has served as an information strategy and operations consultant to technology and financial services companies. From June 2000 to April 2001, Mr. Casey served as president and chief operating officer of Exodus Communications, an internet infrastructure services provider. From October 1991 to June 2000, Mr. Casey served as chief technology officer and president of U.S. services of Wang Global, Inc. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation. Mr. Casey is a member of the board of directors of Aspect Communications Corporation, a communications software provider. Mr. Casey holds a B.S. in Mathematics from St. Francis College. Mr. Casey is 58 years old.
Lawrence B. Evans
Dr. Evans, our principal founder, has served as one of our Class I directors since 1981 and has served as our Chairman of the Board since 1984. He also served as our Chief Executive Officer from 1984 through September 2002, as our President from inception until 1984 and from January 2001 through September 2002, and as our Treasurer from 1984 to 1995. Dr. Evans holds a B.S. in Chemical Engineering from the University of Oklahoma and an M.S.E. and Ph.D. in Chemical Engineering from the University of Michigan. Dr. Evans is 69 years old.

Mark Fusco
Mr. Fusco has served as one of our Class III directors since December 2003. Our Series D-1 holders elected Mr. Fusco to our board of directors as one of their designees pursuant to the terms of our charter, as described above under the heading "Proposal 1: Election of Class II Directors." Since 2002, Mr. Fusco has served as President and Chief Operating Officer of Ajilon Consulting, an information technology consulting firm, and as its executive vice president from 1999 to 2002. Mr. Fusco was a co-founder of Software Quality Partners, an information technology consulting firm specializing in software quality assurance and testing that was acquired by Ajilon Consulting in 1999, and served as its president from 1994 to 1999. From 1994 to 1999, Mr. Fusco also served as President of Analysis and Computer Systems Inc., a producer of simulation and test equipment for digital communications in the defense industry. Prior to his business career, Mr. Fusco was a professional ice hockey player and member of the National Hockey League team the Hartford Whalers and was a member of the 1984 U.S. Olympic Ice Hockey Team. Mr. Fusco holds a B.A. in Economics from Harvard College and an M.B.A from Harvard Graduate School of Business Administration. Mr. Fusco is 42 years old.
Stephen M. Jennings
Mr. Jennings has served as one of our Class III directors since July 2000. Mr. Jennings has been a Director of The Monitor Group, a strategy consulting firm, since 1996. He serves as a member of the board of directors of LTX Corporation, a semiconductor test equipment manufacturer. Mr. Jennings holds a B.A. in economics from Dartmouth College and a M.A. Oxon from Oxford University, where he studied PP&E as a Marshall Scholar. Mr. Jennings is 43 years old.
Douglas A. Kingsley
Mr. Kingsley has served as one of our Class I directors since August 2003. Our Series D-1 holders elected Mr. Kingsley to our board of directors as one of their designees pursuant to the terms of our charter, as described above under the heading "Proposal 1: Election of Class II Directors." Mr. Kingsley has served in various positions at Advent International Corporation, a venture private equity firm, since 1990 and has been a managing director of Advent International since 1997. From 1985 through 1988, Mr. Kingsley was a sales engineer for Teradyne, Inc., a manufacturer of automatic test equipment for the electronics industry. Mr. Kingsley also serves as a director of Veeco Instruments, Inc., an equipment manufacturer for the data storage, semiconductor and telecommunications/wireless industries, and is a member of the Board of Overseers of the Boston Symphony Orchestra. Mr. Kingsley holds an A.B. in Engineering from Dartmouth College, a B.E. in Engineering from Thayer School of Engineering and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Kingsley is 41 years old.

Joan C. McArdle
Ms. McArdle has served as one of our Class I directors since 1994. Since January 2001, Ms. McArdle has served as senior vice president of Massachusetts Capital Resource Company, an investment company, and from 1985 to January 2001 served as a vice president of Massachusetts Capital Resource Company. Ms. McArdle holds an A.B. in English from Smith College. Ms. McArdle is 53 years old.

INFORMATION ABOUT CORPORATE GOVERNANCE

Board Determination of Independence

        Under NASDAQ rules that become applicable to us on the date of our annual meeting, our directors will only qualify as "independent directors" if, in the opinion of our board of directors, they do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Messrs. Casey, Fusco, Haroian, Jennings, or Kingsley or Ms. McArdle has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

        The board met 17 times during fiscal year 2004, including four regular meetings and 13 special meetings, either in person or by teleconference. During fiscal year 2004, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

        We currently do not have a policy regarding director attendance at our annual meetings of stockholders. Two of eight directors attended our 2003 annual meeting of stockholders.

Board Committees

        The board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by the board. Current copies of each committee's charter are posted on the corporate governance section of our website, www.aspentech.com.

        The board of directors has determined that all of the members of each of our three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to us on the date of the annual meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of the Nasdaq Stock Market that apply to us until the date of the annual meeting and otherwise satisfy NASDAQ's eligibility requirements for audit committee membership.

        Audit Committee.    The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent auditors;

  •
  overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

  •
  reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our internal auditing staff, independent auditors and management; and

  •
  preparing the audit committee report required by SEC rules that is included on page 20 of this proxy statement.

        The board of directors has determined that Gary E. Haroian is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the audit committee are Messrs. Fusco and Haroian and Ms. McArdle. The audit committee met nine times during fiscal year 2004.

        Compensation Committee.    The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

  •
  determining the CEO's compensation;

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to our board with respect to director compensation.

        The members of the compensation committee are Messrs. Casey, Fusco and Jennings. The compensation committee met three times during fiscal year 2004.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to management succession planning;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing an annual evaluation of our board.

        The members of the nominating and corporate governance committee are Messrs. Casey, Fusco and Jennings and Ms. McArdle. The nominating and corporate governance committee met twice during fiscal year 2004.

Director Candidates

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

        In considering whether to recommend any particular candidate for inclusion in our board of directors' slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our committee charter. These criteria include the candidate's judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to our board and any committees of our board. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for our next annual meeting.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under "Stockholder Proposals for 2005 Annual Meeting." Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for our next annual meeting.

Communicating with Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or otherwise the chair of the nominating and corporate governance committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the chair of our nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the corporate governance section of our website, www.aspentech.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

        The compensation committee consists of Messrs. Casey, Fusco and Jennings, none of whom has ever been an employee of our company or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

Director Compensation

        In December 2003, our nominating and corporate governance committee reviewed our director compensation policies and data on director compensation programs at a number of companies identified by the committee as industry peers. After evaluating the market data, the nominating and corporate governance committee recommended to the board of directors, and the board approved, a change in the compensation of directors who are not our employees following our 2003 annual meeting of stockholders. Commencing with the 2003 annual meeting, we pay our non-employee directors an annual fee of $25,000 for their services as directors. In addition, we pay the chairs of our audit committee, our compensation committee and our nominating and corporate governance committee annual retainers of $15,000, $7,500 and $7,500, respectively. All annual retainers are payable in four equal quarterly installments. We also pay each director $2,000 for attendance at each board or committee meeting of at least one hour duration. Prior to December 2003, we paid our non-employee directors an annual fee of $25,000, which retainer could be converted into the right to purchase shares of our common stock at the then-current market price at the director's election.

        As part of the December 2003 review of director compensation policies, our nominating and corporate governance committee reviewed our director option grant program. Upon initial election to the board, we grant each non-employee director an option to purchase 24,000 shares of our common stock at fair market value, provided such non-employee director was not, within the twelve months preceding his or her election as a director, our officer or employee or an officer or employee of our subsidiaries. This option vests quarterly over a three-year period beginning on the last day of the calendar quarter following the grant date. Beginning with the first annual meeting following a non-employee director's election to the board and at the end of each quarter thereafter, we grant each non-employee director an option to purchase 3,000 shares of common stock. Each option is fully exercisable at the time of grant and has exercise price equal to the fair market value of the common stock at the time of grant. Options granted to non-employee directors have a term of 10 years.

Report of Audit Committee

        The audit committee has reviewed our audited financial statements for the fiscal year ended June 30, 2004 and has discussed these financial statements with our management and our independent auditors.

        The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

        Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent auditors their independence from us.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended June 30, 2004.

                      AUDIT COMMITTEE
                      Mark Fusco
                      Gary E. Haroian
                      Joan C. McArdle

Equity Compensation Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2004:

Equity Compensation Plan Information

			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A)
	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Plan category
	(A)	(B)	(C)
Equity compensation plans approved by security holders	12,365,093	$7.52	4,410,787
Equity compensation plans not approved by security holders	—	—	—

Total	12,365,093	$7.52	4,410,787

        Amounts reflected in column (A) include an aggregate of 70,187 shares that are issuable upon exercise of outstanding options that we assumed in connection with various acquisitions. The weighted average exercise price of these options is $10.55.

        Equity compensation plans approved by security holders consist of our 1988 non-qualified stock option plan, our 1995 stock option plan, the 1995 directors stock plan, our 1998 employee stock purchase plan, our 1996 special stock option plan and our 2001 stock option plan.

        The securities remaining available for future issuance under equity compensation plans approved by our security holders consists of:

  •
  3,149,530 shares of common stock issuable under our 1998 employee stock purchase plan;

  •
  459,560 shares of common stock issuable under our 1995 stock option plan, pursuant to which the number of shares attributable to the exercise of options granted under such plan plus the number of shares then issuable upon exercise of outstanding options granted under such plan shall at no time exceed 3,600,000, increased automatically at each of July 1, 1998, July 1, 1999 and July 1, 2000 by an amount equal to 5% of the common stock outstanding on the preceding June 30, provided that the number of shares purchasable under our incentive stock options may not exceed 6,000,000;

  •
  472,579 shares of common stock issuable under our 1995 director stock plan;

  •
  50,648 shares of common stock issuable under our 1996 special stock option plan; and

  •
  278,470 shares of common stock issuable under our 2001 stock option plan, pursuant to which the number of shares attributable to the exercise of options granted under such plan plus the number of shares then issuable upon exercise of outstanding options granted under such plan shall at no time exceed 4,000,000, increased automatically at each of July 1, 2002, July 1, 2003 and July 1, 2004 by the number equal to 5% of the common stock outstanding on the preceding June 30, rounded down to the largest even multiple of 10,000, provided that the number of shares purchasable under our incentive stock options may not exceed 8,000,000 shares.

        On July 1, 2004, the total number of shares of common stock issuable under our 2001 stock option plan increased by 2,080,000. Each of the options outstanding under these plans has a term of ten years.

Independent Public Accountants

        Our audit committee selected Deloitte & Touche LLP as our independent public accountants for our fiscal year ended June 30, 2005. We expect that representatives of Deloitte & Touche will attend the meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

  Independent Auditors Fees

        The following table summarizes the fees of Deloitte & Touche LLP, our independent public accountants, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$1,305,403	$754,880
Audit-Related Fees	$—	$—
Tax Fees (2)	$457,622	$63,133
All Other Fees (3)	$142,499	$—

Total Fees	$1,905,524	$818,013

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. These fees include $12,500 related to registration statements for our common stock filed during fiscal year 2004.

(2)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate primarily to preparation of original and amended tax returns, accounted for $457,622 of the total tax fees billed in fiscal year 2004 and $63,133 of the total tax fees billed in fiscal year 2003.

(3)
All other fees for fiscal year 2004 consist of guidance regarding the identification of key control objectives and procedures as part of our Sarbanes-Oxley implementation program.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

        Brief biographies of our executive officers, as of October 18, 2004, follow. You will find information about their stock holdings on pages 30 to 32.

Lawrence B. Evans Chairman of the Board
Mr. Evans, our principal founder, has served as one of our directors since 1981 and has served as our Chairman of the Board since 1984. He also served as our Chief Executive Officer from 1984 through September 2002, our President from inception until 1984 and from January 2001 through September 2002, and our Treasurer from 1984 to 1995. Mr. Evans holds a B.S. in Chemical Engineering from the University of Oklahoma and an M.S.E. and Ph.D. in Chemical Engineering from the University of Michigan. Mr. Evans is 69 years old.
David L. McQuillin President and Chief Executive Officer
Mr. McQuillin has served as our President and Chief Executive Officer and one of our directors since October 1, 2002. He served as our Executive Vice President, Worldwide Sales and Marketing from May 1997 through September 2002 and as one of our Co-Chief Operating Officers from January 2001 through September 2002. Mr. McQuillin holds a B.S. in Applied Science from Miami University. Mr. McQuillin is 47 years old.
Stephen J. Doyle General Counsel and Secretary
Mr. Doyle has served as our General Counsel and Secretary since May 2002. Mr. Doyle served as our Chief Strategy Officer from July 2002 to December 2003, as our Senior Vice President, Internet Business Group from July 2000 to July 2002, as our Senior Vice President and General Counsel from September 1998 to July 2000 and as our Vice President, General Counsel and Chief Legal Officer from 1996 to September 1998. He also served as our Secretary from October 1997 until February 2001. Mr. Doyle holds an A.B. from Georgetown University and J.D. and M.B.A. degrees from the University of Denver. Mr. Doyle is 51 years old.

Charles F. Kane Senior Vice President, Finance and Chief Financial Officer
Mr. Kane has served as our Senior Vice President—Finance and Chief Financial Officer since July 2003. From May 2000 to February 2003, Mr. Kane was president and chief executive officer of Corechange, Inc., an enterprise software company that was acquired by Open Text Corporation in February 2003. Mr. Kane served as executive vice president and chief financial officer of Ardent Software from November 1995 to November 1999, when Ardent was acquired by Informix Software, and then served as executive vice president and chief financial officer of Informix from November 1999 to May 2000. Mr. Kane holds a B.B.A in Accounting from the University of Notre Dame, an M.B.A from Babson College and is a certified public accountant. Mr. Kane is a director of Applix, Inc., a provider of business performance management software solutions. Mr. Kane is 47 years old.
Manolis E. Kotzabasakis Senior Vice President, Strategy and Marketing
Mr. Kotzabasakis has served as our Senior Vice President, Strategy and Marketing, since July 2004. From September 2002 to July 2004, Mr. Kotzabasakis served as our Senior Vice President, Engineering Business Unit. Mr. Kotzabasakis served as Vice President of our Aspen Engineering Suite of Products—R&D from September 1998 to August 2002 and as Director of our Advanced Process Design Group from March 1997 to September 1998. Mr. Kotzabasakis holds a BSc in Chemical Engineering from the National Technical University of Athens, Greece and an MSc and Ph.D. in Chemical Engineering from the University of Manchester Institute of Science and Technology in the United Kingdom. Mr. Kotzabasakis is 45 years old.
C. Steven Pringle Senior Vice President, Products
Mr. Pringle has served as our Senior Vice President, Products, since July 2004. From July 2002 to July 2004, Mr. Pringle served as our Senior Vice President, Manufacturing/Supply Chain. Prior to that, Mr. Pringle served as our Senior Vice President, Enterprise Solutions Software Development, from February 2001 to June 2002, as our Vice President of Consulting Services from July 1997 to January 2001 and as Sales Manager from 1996 to July 1997. He holds B.S. and M.S. degrees from Louisiana Tech University. Mr. Pringle is 51 years old.

Executive Officer Compensation

  Summary Compensation

        The following table summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to the following persons, whom we refer to as our named executive officers:

  •
  David L. McQuillin, who served as our Chief Executive Officer during fiscal year 2004; and

  •
  Lawrence B. Evans, C. Steven Pringle, Charles F. Kane and Stephen J. Doyle, our four most highly compensated executive officers (other than Mr. McQuillin) who continued to serve as executive officers at June 30, 2004.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)
	Year	Salary($)	Bonus($)
David L. McQuillin President and Chief Executive Officer	2004 2003 2002	$350,000 289,744 272,344	— — 78,618	1,516,609 450,891 22,500
Lawrence B. Evans Chairman of the Board	2004 2003 2002	325,000 276,250 314,844	— — —	33,000 41,016 22,500
C. Steven Pringle Senior Vice President, Products	2004 2003 2002	300,000 195,500 186,959	— — 156,095	245,008 90,719 16,000
Charles F. Kane Senior Vice President, Finance and Chief Financial Officer	2004	250,000	—	339,216
Stephen J. Doyle General Counsel and Secretary	2004 2003 2002	250,000 229,688 242,188	— — —	255,053 25,782 15,000

        Mr. McQuillin's salary in fiscal year 2002 and fiscal year 2003 reflects voluntary pay deductions of $8,906 and $51,131, respectively. Mr. McQuillin was our Executive Vice President, Worldwide Sales and Marketing and a Co-Chief Operating Officer during fiscal year 2002 and became our President and Chief Executive Officer on October 1, 2002.

        Mr. Evans' salary in fiscal year 2002 and fiscal year 2003 reflects voluntary pay deductions of $10,156 and $48,750, respectively. Mr. Evans resigned the positions of President and Chief Executive Officer effective October 1, 2002.

        Mr. Pringle's salary in fiscal year 2002 and fiscal year 2003 reflects voluntary pay deductions of $7,187 and $34,500, respectively.

        Mr. Kane became our Senior Vice President and Chief Financial Officer on July 1, 2003.

        Mr. Doyle's salary in fiscal year 2002 and fiscal year 2003 reflects voluntary pay deductions of $7,813 and $20,313, respectively.

        Each of the options granted to the named executive officers has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with us. Each option is exercisable during the holder's lifetime only by the holder; it is exercisable by the holder only while the holder is our employee or advisor and for a certain limited period of time thereafter in the event of termination of employment. The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date.

  Option/SAR Grants in Last Fiscal Year Table

        The following table sets forth information regarding the options we granted to the named executive officers during the fiscal year ended June 30, 2004.

Option Grants in Fiscal Year 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year(%)
Name			Exercise Price($/sh)	Expiration Date	5%($)	10%($)
David L. McQuillin	1,516,609	24.04%	$2.75	8/17/2013	$2,746,435	$6,843,666
Lawrence B. Evans	24,000	0.38	4.73	7/11/2013	74,520	185,902
	3,000	0.05	8.12	12/10/2013	13,927	36,606
	3,000	0.05	8.28	3/30/2014	15,402	39,238
	3,000	0.05	6.54	6/30/2014	14,147	34,148
C. Steven Pringle	245,008	3.88	2.75	8/17/2013	443,686	1,105,593
Charles F. Kane	150,000	2.38	4.74	6/30/2013	420,267	1,090,354
	189,216	2.99	2.75	8/17/2013	342,652	853,833
Stephen J. Doyle	255,053	4.04	2.75	8/17/2013	461,877	1,150,921

        The amounts shown represent hypothetical gains that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

        The following table sets forth information as to options exercised during the fiscal year ended June 30, 2004, and unexercised options held at the end of such fiscal year, by the named executive officers.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal 2004 Year-End Option Values

			Number of Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. McQuillin	90,000	$299,051	593,379	1,529,121	$1,438,969	$6,347,175
Lawrence B. Evans	—	—	424,152	—	214,623	—
C. Steven Pringle	—	—	137,222	251,569	346,707	1,043,452
Charles F. Kane	—	—	72,978	266,238	228,963	883,675
Stephen J. Doyle	—	—	184,041	221,294	244,995	917,349

        The values in the value realized column are based on the closing sale prices of our common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the respective option exercise price.

        The closing sale price for our common stock as reported by the Nasdaq National Market on June 30, 2004, the last day of fiscal year 2004, was $7.26. The value of unexercised in-the-money options is calculated on the basis of the amount, if any, by which an option exercise price exceeds the closing sale price of our common stock at June 30, 2004, multiplied by the number of shares of common stock underlying the option.

Employment Agreements

        On November 26, 2002, we entered into an employment agreement with Mr. McQuillin, pursuant to which Mr. McQuillin is entitled to receive, in addition to any benefits due under written plans, his base salary for a period of 18 months upon termination of his employment with us for any reason other than death, disability, resignation without good reason or removal for cause.

        On June 30, 2003, we entered into an employment agreement with Mr. Evans, pursuant to which Mr. Evans was employed full-time and served as our Chairman of the Board and a director through June 30, 2004 at an annual salary of $325,000. Mr. Evans received an option to purchase 24,000 shares of common stock, 6,000 of which were immediately vested and the remaining amount of which vests in nine equal quarterly installments. From July 1, 2004 through June 30, 2008, Mr. Evans is expected to be employed part-time, to provide up to 30 days of services per year and to serve as our chairman of the board and a director at an annual salary of $162,500. While a part-time employee, Mr. Evans will also provide additional services, at the request of the Chief Executive Officer, at a daily rate of $5,000. Mr. Evans will be eligible to receive the same annual grants as a non-employee director would be entitled to receive, provided he continues to serve as our director. Mr. Evans also will be eligible to participate in our bonus programs but only to the extent necessary to compensate him for his participation in our prior-year salary deduction programs. This employment agreement terminated Mr. Evans' change in control agreement dated August 12, 1997.

        On June 16, 2003, we entered into a letter agreement, effective July 1, 2003, with Charles F. Kane, our Senior Vice President and Chief Financial Officer. Pursuant to the letter agreement, Mr. Kane receives an initial base salary of $250,000 and is eligible to receive a performance bonus of up to 40% of his base salary. Under the terms of the letter agreement, Mr. Kane received an option to purchase 150,000 shares of common stock upon commencement of his employment, which option vests in sixteen equal quarterly installments. Mr. Kane will be entitled to severance payments equal to a total of six months salary in the event that Mr. Kane's employment is terminated other than for cause prior to July 1, 2005.

        On June 24, 2003, we entered into a letter agreement with Mr. Pringle, pursuant to which Mr. Pringle will be entitled to receive severance payments equal to a total of 12 months base salary, in the event that Mr. Pringle's employment is terminated other than for cause prior to June 24, 2006.

Change in Control Agreements

        On August 12, 1997, we entered into change in control agreements with Messrs. McQuillin and Doyle.

        In the event of both a change in control and termination of employment (excluding termination for cause but including constructive termination), Mr. McQuillin will be entitled to a severance payment equal to three times salary plus bonus plus cost of benefits. In the event of both a change in control and termination of employment (excluding termination for cause but including constructive termination), Mr. Doyle will be entitled to a severance payment equal to two times salary plus bonus plus cost of benefits if such events occur prior to August 1, 2004 and a severance payment equal to one time salary plus bonus plus cost of benefits if such events occur prior to August 14, 2006.

        A "change in control" is generally defined as any one person or group of persons purchasing 25% of the outstanding stock. Each agreement provides that the payment will be increased in the event that it would subject the executive to excise tax as a parachute payment under Section 280G of the Internal

Revenue Code. The increase would be equal to an amount necessary for the executive to receive after payment of such tax cash in an amount equal to the amount the executive would have received in the absence of such tax. However, the increased payment will not be made if the total severance payment, if so increased, would not exceed 110% of the highest amount (the "reduced amount") that could be paid without causing an imposition of the excise tax. In that event, in lieu of an increased payment, the total severance payment will be reduced to such reduced amount.

        Mr. McQuillin's agreement automatically renews on a yearly basis unless the board of directors ends the automatic renewal feature at least 60 days before June 30 (the annual renewal date). Mr. Doyle's agreement terminates on August 14, 2006 and does not automatically renew.

        We may enter into similar change in control agreements in the future with other officers of our company.

Report of Compensation Committee

        The following is the report of the compensation committee of the board of directors. The report describes the compensation policies and rationales that the compensation committee used to determine the compensation paid to our executive officers during fiscal year 2004.

        Purpose of the Compensation Committee.    The compensation committee is responsible for determining compensation levels for the executive officers for each fiscal year based upon a consistent set of policies. Our executive compensation policies have been designed to link executive compensation to the attainment of specific goals and to be closely aligned with the interest of our stockholders. We designed these policies to allow us to attract and retain senior executives critical to our long-term success by providing a competitive compensation package and recognizing and rewarding individual contributions. During fiscal 2004, the compensation committee reviewed information on market practices, programs and compensation levels for companies identified as industry peers.

        Elements of the Compensation Program.    Each executive officer's compensation package has three elements:

  •
  base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group;

  •
  bonus compensation, payable in cash and based on achievement of corporate financial performance targets and attainment of individual performance goals established by the compensation committee; and

  •
  stock options, designed to assure long-term alignment with the interests of stockholders.

        In fiscal 2004, executive base salaries were adjusted based on individual performance and market analysis, in order to ensure competitiveness. The executive bonus plan measured the executive officers on the basis of a combination of corporate operating income targets and individual performance goals to determine payments. The actual incentive award paid to each executive was determined by first multiplying the target bonus for each executive by an overall performance factor of 85%. Each executive then voluntarily reduced his award by approximately 50% in order to make the difference available for bonus awards to the general employee base.

        The compensation committee grants stock options to our senior executives based on corporate and individual performance as well as competitive industry practice as indicated by market data provided for companies which the committee considers to be comparable to AspenTech. In August 2003, following the closing of our Series D convertible preferred stock financing, we granted each of our named executive officers a stock option to purchase the number of shares set forth in the Option Grants in Fiscal Year 2004 table included in this proxy statement. These grants were made as part of a new equity incentive program for executive officers and employees established in connection with the

Series D convertible preferred stock financing. In October 2004, following the completion of fiscal year 2004, our executive officers each received a stock option grant to reward individual performance during that fiscal year. The compensation committee took into account the individual's level of responsibility within the company and individual performance in determining grant size. We grant stock options with an exercise price equal to the fair market value on the date of grant.

        Section 162(m) Limitations.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, we design our compensation programs to reward executives for the achievement of our performance objectives. The stock plans are designed in a manner to comply with the performance-based exemption to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the committee considers it important to retain flexibility to design compensation programs that are in the best interests of the company and its stockholders and, to this end, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the committee believes that compensation is appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and performance of its employees.

                      COMPENSATION COMMITTEE
                      Donald P. Casey
                      Mark Fusco
                      Stephen M. Jennings

INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

        The following table sets forth certain information as of October 18, 2004, with respect to the beneficial ownership of our common stock, Series D-1 convertible preferred stock and Series D-2 convertible preferred stock by:

  •
  each person or group that we know is the beneficial owner of more than 5% of the outstanding shares of any class of our voting securities;

  •
  each of the named officers;

  •
  each of our directors, including the nominees for re-election; and

  •
  all of our executive officers and directors as a group.

        A total of 42,259,159 shares of common stock, 300,300 shares of Series D-1 convertible preferred stock and 63,064 shares of Series D-2 convertible preferred stock were outstanding as of October 18, 2004.

        Unless otherwise noted, each person identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares under "Common Stock—Right to Acquire" include shares subject to options or warrants that were vested as of October 1, 2004 or will vest within 60 days of October 18, 2004, as well as shares issuable upon the conversion of Series D-1 and Series D-2 convertible preferred stock. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. Percentages under "Common Stock—% of Voting Power" represent beneficial rights to vote with respect to matters on which holders of common stock generally are entitled to vote, including the election of directors at the meeting, as of October 18, 2004, and are based on (a) the number of outstanding shares of common stock beneficially owned by that person, (b) the number of shares subject to options or warrants held by that person that were exercisable on, or within 60 days after, October 18, 2004, and (c) the voting rights attributable to shares of Series D-1 and Series D-2 convertible preferred stock. In calculating percentages under "Common Stock—% of Voting Power", the total number of votes entitled to be cast as of October 18, 2004 consists of (1) 42,259,159 votes, which is equal to the sum of the total votes to which the holders of outstanding shares of common stock are entitled and an aggregate of 36,336,400 votes to which the holders of shares of Series D-1 and D-2 convertible preferred stock, voting on an as-converted basis are entitled, plus, (2) for an identified person, a number of votes equal to the number of shares issuable upon conversion or subject to options or warrants that were exercisable by such person on, or within 60 days after, October 18, 2004.

        Pursuant to our charter, the number of shares of common stock that may be acquired upon conversion of the Series D-2 convertible preferred stock is limited to the extent necessary to ensure that, following such conversion, the common stock beneficially owned by a holder and its affiliates, and any other person that might be aggregated with such holder under Rule 13(d) of the Securities Exchange Act of 1934, does not exceed 4.99% of the outstanding common stock, including common stock issuable upon conversion of the Series D-2 convertible preferred stock. We refer to this limitation as the 4.99% conversion limitation. A holder of Series D-2 convertible preferred stock may, upon 61 days' written notice to us, waive the 4.99% conversion limitation or increase the percent at which such limitation is triggered with respect to such holder. The percentage of voting power and the number of shares of common stock shown below as beneficially owned by Smithfield Fiduciary LLC disregard the 4.99% conversion limitation.

        The address of all of our executive officers and directors is in care of Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141.

		Common Stock				Series D-1 Convertible Preferred Stock		Series D-2 Convertible Preferred Stock
Name of Stockholder	Outstanding Shares	Right to Acquire	Total Number	% of Class	% of Voting Power	Number of Shares	% of Class	Number of Shares	% of Class
Advent International Corporation 75 State Street, 29th floor Boston, MA 02109	—	36,036,006	36,036,006	46.0%	42.6%	300,300	100%	—	—
Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street 27th Floor New York, NY 10019	—	7,678,702	7,678,702	15.4%	9.6%	—	—	63,064	100%
Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	3,477,017	—	3,477,017	8.2%	4.4%	—	—	—	—
The TWC Group, Inc. 865 South Figueroa Street Los Angeles, California 90017	2,649,031	—	2,649,031	6.3%	3.4%	—	—	—	—
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,451,566	—	2,451,566	5.8%	3.1%	—	—	—	—
David L. McQuillin	15,478	626,293	641,771	1.5%	*	—	—	—	—
Lawrence B. Evans	653,800	427,152	1,080,952	2.5%	1.4%	—	—	—	—
C. Steven Pringle	6,696	158,160	164,856	*	*	—	—	—	—
Charles F. Kane	810	94,179	94,989	*	*	—	—	—	—
Stephen J. Doyle	3,482	201,545	205,027	*	*	—	—	—	—
Donald P. Casey	—	2,000	2,000	*	*	—	—	—	—
Mark Fusco	—	6,000	6,000	*	*	—	—	—	—
Gary E. Haroian	—	6,000	6,000	*	*	—	—	—	—
Stephen M. Jennings	—	76,298	76,298	*	*	—	—	—	—
Douglas A. Kingsley	—	20,000	20,000	—	—	—	—	—	—
Joan C. McArdle	—	125,298	125,298	*	*	—	—	—	—
Michael Pehl	—	20,000	—	—	—	—	—	—	—
All executive officers and directors as a group (13 persons)	681,975	1,904,031	2,586,006	5.9%	3.2%	—	—	—	—

*
Less than 1.0%.

        Advent International Corporation is an investment advisory firm. Advent International Corporation is the General Partner of Advent Partners II Limited Partnership, Advent Partners DMC III Limited Partnership, Advent Partners GPE-IV Limited Partnership, Advent Partners GPE-III Limited Partnership, Advent Partners (NA) GPE-III Limited Partnership and Advent International Limited Partnership, which is in turn the general partner of Global Private Equity III Limited Partnership, Global Private Equity IV Limited Partnership, Advent PGGM Global Limited Partnership, Digital Media & Communications III Limited Partnership, Digital Media & Communications III-A Limited Partnership, Digital Media & Communications III-B Limited Partnership, Digital Media & Communications III-C Limited Partnership, Digital Media & Communications III-D C.V., Digital

Media & Communications III-E C.V., and Advent Energy II Limited Partnership. We refer to these entities as the Advent funds. The shares of Series D-1 convertible preferred stock and the rights to acquire shares of common stock attributed to Advent International Corporation are composed of shares of Series D-1 convertible preferred stock and the rights to acquire shares of common stock held by the Advent funds.

        Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over the shares of common stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC and Messrs. Dubin and Sweica disclaims beneficial ownership of the shares held by Smithfield Fiduciary LLC. The number of shares beneficially owned and the percentage reflected in the table disregard the 4.99% conversion limitation described above.

        The number of shares reflected as beneficially owned by Franklin Resources, Inc. are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc., based upon information provided in a Schedule 13G, as amended, filed by Franklin Resources, Inc. with the SEC on February 9, 2004.

        The number of shares reflected as beneficially owned by The TCW Business Group, Inc. is based upon information provided in an amended Schedule 13G/A filed by The TCW Business Group, on behalf of the TCW Business Unit, with the SEC on March 10, 2004.

        The number of shares reflected as beneficially owned by FMR Corp. is based upon information provided in a Schedule 13G filed by FMR Corp. with the SEC on February 17, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file changes in ownership on Form 4 or 5 with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent stockholders with respect to reportable transactions during the fiscal year ended June 30, 2004 were filed on a timely basis.

        During the fiscal year 2004, it came to our attention that Mr. Evans failed timely to file two Forms 4 relating to one transaction in the fiscal year ended June 30, 2000 and one transaction in the fiscal year ended June 30, 2001. A Form 4 relating both of these transactions was filed on September 29, 2004.

Performance Graph

        The following graph compares the cumulative total return to stockholders of common stock for the period from June 30, 1999 to June 30, 2004, to the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the same period. This graph assumes the investment of $100.00 on June 30, 1999 in our common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index and assumes any dividends are reinvested. Measurement points are June 30, 2000, 2001, 2002, 2003 and 2004 (our last five fiscal year ends).

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
Among Aspen Technology, Inc.
The Nasdaq Stock Market (U.S.) Index and
The Nasdaq Computer & Data Processing Index

	June 1999	June 2000	June 2001	June 2002	June 2003	June 2004
Aspen Technology, Inc.	$100.00	$327.66	$205.96	$70.98	$40.34	$61.79
NASDAQ Stock Market (U.S.) Index	$100.00	$192.65	$68.58	$58.24	$56.04	$76.42
Nasdaq Computer & Data Processing Index	$100.00	$146.92	$84.31	$51.21	$52.28	$68.67

Exhibit A

Aspen Technology, Inc.

2004 Stock Incentive Plan

1.
Purpose

        The purpose of this 2004 Stock Incentive Plan (the "Plan") of Aspen Technology, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant."

3.
Administration and Delegation

        (a)    Administration by Board.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.
Stock Available for Awards

        Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $0.10 par value per share, of the Company (the "Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. In the case of Incentive Stock Options, however, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (a)    Sub-limits.1     Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

1
Inclusion of the sub-limits specified in Section 4(b)(2) may help avoid objections from institutional investors and minimize the adverse impact on the dilution analysis prepared by ISS and others. Also, the open-ended nature of the types and terms of Awards issuable under this Plan may be objectionable to some institutional investors since it provides no protection against the Company issuing all of the shares subject to the Plan at a highly dilutive price. Accordingly, consideration should be given to placing a limit on the number of Awards that may be granted with an exercise price less than fair market value.

When sub-limits (other than the 162(m) per-participant limit) are being added to an existing plan, make sure it is clear whether the sublimit only applies prospectively or applies to the lifetime of the plan (including Awards that have already been made).

          (i)    Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (each as hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

          (ii)    Limit on Awards other than Options and SARS.    The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 2,000,000.

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company, any of the Company's present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an

Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that no Option will be granted for a term in excess of 7 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (i)
    in cash or by check, payable to the order of the Company;

    (ii)
    except as the Board may otherwise provide in an option agreement, by:

    (A)
    delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or

    (B)
    delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

    (iii)
    when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided:

    (A)
    such method of payment is then permitted under applicable law,

    (B)
    such Common Stock, if acquired directly from the Company, was owned by the Participant for the minimum period of time, if any, as may be established by the Board in its discretion, which minimum shall be, in the absence of a determination by the Board to the contrary, six months, and

    (C)
    such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

    (iv)
    to the extent permitted by applicable law and by the Board, by:

    (A)
    delivery of a promissory note of the Participant to the Company on terms determined by the Board, or

    (B)
    payment of such other lawful consideration as the Board may determine; or

    (v)
    by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in Section 2 or elsewhere in this Section 5.

6.
Stock Appreciation Rights

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right ("SAR") is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

        (b)    Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

          (i)    Rules Applicable to Tandem Awards.    When SARs are expressly granted in tandem with Options:

      (A)
      the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option;

      (B)
      the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR;

      (C)
      the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and

      (D)
      the SAR will be transferable only with the related Option.

          (ii)    Exercise of Independent Stock Appreciation Rights.    A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)    Exercise.    A SAR may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person or other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.
Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award"). The conditions specified by the Board shall be based in part or in whole on the achievement of performance goals or standards established by the Board and shall not be based solely on the passage of time.

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any, subject to the latter sentence of Section 7(a).

        (c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or the Designated Beneficiary of such Participant. For these purposes, a "Designated Beneficiary" of a Participant shall be (1) a beneficiary designated by such Participant, in a manner determined by the Board, to receive amounts due or exercise rights of such Participant in the event of such Participant's death or (2) in the absence of such a designation, the Participant's estate.

        (d)    Deferred Delivery of Shares.    The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

        (e)    Limitations on Vesting.    Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances that shall include: death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.
Other Stock-Based Awards

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of the Common Stock.

9.
Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend:

    (i)
    the number and class of securities available under this Plan;

    (ii)
    the pre-Participant limit set forth in Section 4(b);

    (iii)
    the number and class of securities and exercise price per share of each outstanding Option;

    (iv)
    the share and per-share provisions of each SAR,

    (v)
    the repurchase price per share subject to each outstanding Restricted Stock Award; and

    (vi)
    the share- and per-share-related provisions of each outstanding SAR and Other Stock Unit Award,

shall be appropriately adjusted by the Company as determined by the Board (or substituted Awards may be made, if applicable).

        (b)    Reorganization and Change in Control Events

          (i)    Definitions

      (A)
      A "Reorganization Event" shall mean:

      (1)
      any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property;

      (2)
      any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

      (3)
      any liquidation or dissolution of the Company.

      (B)
      A "Change in Control Event" shall mean:

      (1)
      the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or

        (III) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of Section 9(b)(i)(B)(3); or

      (2)
      such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, provided that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

      (3)
      the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination, excluding for all purposes of this clause (x) any shares of common stock or other securities of the Acquiring Corporation attributable to any such individual's or entity's ownership of securities other than Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to the Business Combination); and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

      (4)
      the liquidation or dissolution of the Company.

      (C)
      "Good Reason" shall mean any significant diminution in the Participant's title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be.

      (D)
      "Cause" shall mean any:

      (1)
      willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, or

      (2)
      willful misconduct by the Participant that affects the business reputation of the Company.

          (ii)    Effect on Options

            (A)    Reorganization Event.    Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation

      For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

      Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided that in the event of a Reorganization Event under the terms of which holders of Common

      Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (1) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (2) the aggregate exercise price of such Options.

            (B)    Change in Control Event that is not a Reorganization Event.    Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

          (iii)    Effect on Restricted Stock Awards

            (A)    Reorganization Event that is not a Change in Control Event.    Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (B)    Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

          (iv)    Effect on Other Stock Unit Awards.    The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any Other Stock Unit Award.

10.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided that, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until:

  (i)
  all conditions of the Award have been met or removed to the satisfaction of the Company,

  (ii)
  in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and

  (iii)
  the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Performance Conditions.

          (i)    This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are "outside directors" as defined by Section 162(m) (the "Section 162(m) Committee").

          (ii)   Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

          (iii)  If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), than the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which:

    (A)
    shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m);

    (B)
    shall be based on the attainment of specified levels of one or any combination of the following: (i) earnings per share, (ii) return on average equity or average assets with respect to a pre-determined peer group, (iii) earnings, (iv) earnings growth, (v) revenues, (vi) expenses, (vii) stock price, (viii) market share, (ix) return on sales, assets, equity or investment, (x) regulatory compliance, (xi) improvement of financial ratings, (xii) achievement of balance sheet or income statement objectives, (xiii) total shareholder return, (xiv) net operating profit after tax, (xv) pre-tax or after-tax income, (xvi) cash flow or (xvii) such other objective goals established by the Board;

    (C)
    may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated;

    (D)
    may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset and (v) charges for restructuring and rationalization programs; and

    (E)
    may vary by Participant and may be different for different Awards.

          (iv)  Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee:

    (A)
    may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award; and

    (B)
    may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

          (v)   The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.
General

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the tenth anniversary of the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof).

        (g)    Construction.    The headings of the Sections of this Plan are included only for convenience and shall not affect the meaning or interpretation of this Plan. References herein to Sections shall mean such Sections of this Agreement, except as otherwise specified. The words "herein" and "hereof" and other words of similar import refer to this Plan as a whole and not to any particular part of this Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

Aspen Technology, Inc.

Proxy Solicited on behalf of the Board of Directors for
Annual Meeting of Stockholders to be held December 7, 2004

        The undersigned hereby authorizes and appoints David L. McQuillin, Charles F. Kane and Stephen J. Doyle, and each of them, as proxies with full power of substitution in each, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc., held of record as of the close of business on Monday, October 18, 2004, by the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, December 7, 2004, at 3 P.M., local time, at the offices of Wilmer, Cutler, Pickering, Hale and Dorr llp, 60 State Street, Twenty-Sixth Floor, Boston, Massachusetts, and at any adjournments thereof, on all matters that may properly come before said meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE OR, IN THE ABSENCE OF SUCH DIRECTION, FOR EACH OF THE SPECIFIED NOMINEES IN PROPOSAL ONE AND FOR PROPOSAL TWO, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.

(To be signed on reverse side)	☒ Please mark your vote as in this example.

PROPOSAL ONE: ELECT TWO CLASS II DIRECTORS

Nominees:	David L. McQuillin and Gary E. Haroian
☐ FOR the nominees listed above	☐ WITHHOLD AUTHORITY for above (except as marked to the contrary below)

PROPOSAL TWO: ADOPTION OF 2004 STOCK INCENTIVE PLAN

To approve the adoption of the 2004 Stock Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE SPECIFIED NOMINEES IN PROPOSAL ONE AND FOR PROPOSAL TWO.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES POSTAGE IF NOT MAILED IN THE UNITED STATES.

Signature:	Signature:
(IF HELD JOINTLY)

Dated:            , 2004

        NOTE: This Proxy Card must be signed exactly as the name of the stockholder(s) appears on the label above. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.

VOTE BY PHONE—1-800-690-6903

        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (the meeting date). Have your proxy card in hand when you call. You will be prompted to enter your 12-digit control number, which is located below, and then follow the simple instructions the vote voice provides you.

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ASPEN TECHNOLOGY, INC. Ten Canal Park Cambridge, Massachusetts 02141 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ASPEN TECHNOLOGY, INC. 2004 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
INFORMATION ABOUT THE MEETING
DISCUSSION OF PROPOSALS
INFORMATION ABOUT CONTINUING DIRECTORS
INFORMATION ABOUT CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE OFFICERS
INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE